Exhibit 10.1

RECORD AND RETURN TO:	CROSS-REFERENCE TO:
Catherine S. Moore	Deed Book 47335, Page 0739
Holt, Ney, Zatcoff & Wasserman, LLP	Deed Book 48485, Page 74
100 Galleria Parkway	Deed Book 48835, Page 217
Suite 600	Deed Book 49606, Page 272
Atlanta, Georgia 30339-5947	Deed Book 50136, Page 609
Note to Clerk of Court: This agreement, which is entered into at the indulgence of the creditor, amends, renews and extends a note evidencing short-term indebtedness and the security instrument securing such note. All principal of the note as amended, renewed and extended by this agreement is due within three (3) years from the date of this agreement. Accordingly, no intangible recording tax is due in connection with the recording of this agreement. See O.C.G.A. § 48-6-65(a) and Intangible Recording Tax Rules/Regulations 560-11-8-.03(4), 560-11-8-.03(4)(b), 560-11-8-.03(4)(c) and 560-11-8-.04.
FIFTH CONSOLIDATED AMENDATORY AGREEMENT
($8,175,000 Loan)
THIS FIFTH CONSOLIDATED AMENDATORY AGREEMENT (this “Agreement”) made and entered into as of the 23rd day of June, 2011 (the “Effective Date”), by and among ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership (hereinafter referred to as “Borrower”), ROBERTS REALTY INVESTORS, INC., a Georgia corporation (hereinafter referred to as “Guarantor”) and WELLS FARGO BANK, N.A., a national banking association, successor by merger to Wachovia Bank, National Association (hereinafter referred to as “Lender”).
W I T N E S S E T H:
WHEREAS, Borrower has heretofore executed and delivered to Lender that certain Promissory Note dated as of December 6, 2006, in the face amount of EIGHT MILLION ONE HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($8,175,000.00) with interest thereon (hereinafter referred to as the “Note”); and
WHEREAS, Guarantor has heretofore executed and delivered to Lender that certain Guaranty Agreement dated December 6, 2006 (herein referred to as the “Guaranty”), which guarantees the full and prompt payment and performance of all obligations of Borrower under the Note, the Security Deed (as defined below), the Property Rights Assignment (as defined below), that certain Deed to Secure Debt and Assignment of Rents dated April 28, 2008 from Borrower to Lender, recorded in Deed Book 46751, Page 654, Fulton County, Georgia records (as amended, the “Fulton Security Deed”) and all other documents evidencing, securing or pertaining to the Note (collectively the “Loan Documents”) and all other indebtedness of Borrower to Lender; and

WHEREAS, Borrower has heretofore executed and delivered to Lender that certain Deed to Secure Debt and Assignment of Rents dated as of December 6, 2006, recorded in Deed Book 47355, page 0739, Records of the Clerk of Superior Court of Gwinnett County, Georgia (herein referred to as the “Security Deed”) for the purpose of securing the payment of the indebtedness evidenced by the Note and any and all other indebtedness of Borrower to Lender; and
WHEREAS, Borrower has heretofore executed and delivered to Lender that certain Assignment of Permits, Licenses, Sewer and Water Rights, Agreements, Approvals, Fees and Deposits dated as of December 6, 2006 (herein referred to as the “Property Rights Assignment “) for the purpose of further securing the payment of the indebtedness evidenced by the Note and any and all other indebtedness of Borrower to Lender; and
WHEREAS, the parties hereto did amend the Note, the Security Deed, and the other Loan Documents by First Consolidated Amendatory Agreement dated as of December 6, 2007, recorded in Deed Book 48485, page 74, aforesaid records (the “First Amendment”); and
WHEREAS, the parties hereto did amend the Note, the Security Deed, and the other Loan Documents by Second Consolidated Amendatory Agreement and Agreement Regarding Cross-Default and Cross-Collateralization of Loans dated as of April 28, 2008, but effective as of March 31, 2008, recorded in Deed Book 48835, Page 217, aforesaid records (the “Second Amendment”); and
WHEREAS, the parties hereto did amend the Note, the Security Deed, and the other Loan Documents by Third Consolidated Amendatory Agreement dated as of July 17, 2009, recorded in Deed Book 49606, Page 272, aforesaid records (the “Third Amendment”); and
WHEREAS, the parties hereto did amend the Note, the Security Deed, and the other Loan Documents by Fourth Consolidated Amendatory Agreement dated as of June 21, 2010, recorded in Deed Book 50136, Page 609, aforesaid records (the “Fourth Amendment”; as used in this Agreement, the terms “Note”, “Security Deed”, “Property Rights Assignment”, “Guaranty” and “Loan Documents” means each of such documents as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment); and
WHEREAS, Borrower has asked Lender to extend the term of the Note and to amend the Note, the Security Deed, the Property Rights Assignment and the other Loan Documents accordingly (and to provide for other terms and conditions); and
WHEREAS, Lender desires that Guarantor acknowledge and consent to the foregoing and the modification of the documents described herein and that Guarantor ratify and confirm its obligation as a guarantor of Borrower’s obligations and liabilities under the Note and the other Loan Documents.

NOW THEREFORE, for and in consideration of the premises and the sum of TEN AND NO/100 DOLLARS ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Borrower, Guarantor and Lender hereby agree as follows:
1. Acknowledgment and Modification of Note.
1.1
Borrower acknowledges that the loan evidenced by the Note (the “Loan”) has been fully funded and that the amount of the Loan remaining to be disbursed is $0.00. Borrower further acknowledges that as of the date of this Agreement the outstanding principal balance of the Note is Eight Million One Hundred Seventy-Five Thousand and 00/100 Dollars ($8,175,000.00).

1.2
Borrower acknowledges that the maturity date of the Note is July 31, 2011. Borrower and Lender have agreed that the maturity date of the Note is extended to July 31, 2012. In consideration for this extension, Borrower is herewith paying to Lender a fully earned, non-refundable loan extension fee in the amount of $20,437.50.

1.3	For the period from and after the Effective Date, the eighth paragraphs on the first page of the Note entitled REPAYMENT TERMS shall be restated in its entirety to read as follows:
REPAYMENT TERMS. This Note shall be due and payable in consecutive monthly payments of accrued interest only, commencing on July 6, 2011, and continuing on the same day of each month thereafter (each, a “Payment Date”) until fully paid. In any event, all principal and accrued interest shall be due and payable on July 31, 2012.”
1.4	The Note may be prepaid at any time, in whole or in part, without penalty or premium.
1.5	Except as specifically modified and amended, all of the terms, conditions and provisions of the Note shall remain in full force and effect.
2. Modification of Security Deed. The Security Deed is hereby modified and amended as follows:
2.1	All references in the Security Deed to July 31, 2011 as the maturity date of the Note are hereby deleted and substituted in lieu thereof shall be the date July 31, 2012.
2.2	Except as specifically modified and amended, all of the terms, conditions and provisions of the Security Deed shall remain in full force and effect.

3. Modification of Loan Documents. The Loan Documents are hereby modified and amended as follows:
3.1	The terms “Note” and “Security Deed”, as such terms may be used in the Loan Documents, shall mean the Note or the Security Deed as modified and amended hereby.
3.2
The Loan Documents are hereby further amended by substituting for the Lender’s address for notices wherever such address appears the following address: “Wells Fargo Bank, National Association, Middle Market Real Estate, 7000 Central Parkway, Suite 600, Mail Code G0185-060, Atlanta, Georgia 30328, Attention: Marie F. Thomas.”

3.3	Except as specifically modified and amended, all of the terms, conditions and provisions of the Loan Documents shall remain in full force and effect.
4. Modification of Guaranty. The Guaranty is hereby modified and amended as follows:
4.1	The terms “Note” and “Loan Documents” as such terms may be used in the Guaranty shall mean the Note and the Loan Documents, as modified and amended hereby.
4.2	Except as specifically modified and amended, all of the terms, conditions and provisions of the Guaranty shall remain in full force and effect.
4.3
The Loan Documents are hereby further amended by substituting for the Lender’s address for notices wherever such address appears the following address: “Wells Fargo Bank, National Association, Middle Markets Real Estate, 7000 Central Parkway, Suite 600, Atlanta, Georgia 30328, Attention: Marie F. Thomas.”

5. Limitations on Transfers Involving Borrower and Guarantor. Borrower and Guarantor hereby acknowledge and agree that notwithstanding anything to the contrary contained in the Guaranty, the Security Deed, or the other Loan Documents, Lender may, in its sole discretion, declare the Obligations (as defined in the Security Deed) immediately due and payable if at any time prior to final repayment of the Obligations, (i) Guarantor ceases to be the sole general partner of Borrower or (ii) if a sale or transfer of a majority or controlling interest of the partnership interests or corporate stock of Borrower or Guarantor occurs (whether in one transaction or a series of transactions).

6. Reporting Requirements. From the date of this Agreement, in addition to any other financial statements or reports required pursuant to the Loan Documents, Borrower and Guarantor will provide to Lender the following information:
a.
Financial statements, including a balance sheet, income statement, current debt summary, statement of cash flow and supporting schedules, and supplementary supporting financial data on Guarantor’s portfolio, for the Borrower and Guarantor, annually, within 90 days of the end of the fiscal year, certified as being true and correct in all material respects;

b.	Upon request by Lender, annual tax returns for Guarantor; and

c.	Such other information as Lender may reasonably require.
7. Subordinate Financing. Borrower covenants with Lender that, notwithstanding anything to the contrary contained in the Loan Documents, until the Loan is repaid in full it will not create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any mortgage, deed to secure debt, deed of trust, pledge, lien (statutory, constitutional or contractual), security interest, encumbrance or charge on, or conditional sale or other title retention agreement, with respect to the property described in the Security Deed or the property described in the Fulton Security Deed (said properties collectively referred to herein as the “Property”) except for the liens created by the Loan Documents.
8. Interest Reserve Account. In connection with and as a condition precedent to the closing of the modification of the Loan contemplated by this Agreement, Borrower shall deposit Four Hundred Eight Thousand Seven Hundred Fifty and 00/100 Dollars ($408,750.00) in the Interest Reserve Account (as defined in the Third Amendment). Such funds, together with the funds described in Section 9 below, shall be held, disbursed and otherwise dealt with pursuant to Section 7 of the Third Amendment and Section 9 below. The “Interest Reserve Account” shall henceforth also be known as the “Interest and Tax Reserve Account”.
9. Tax Reserve. In connection with the closing of the modification of the Loan contemplated by this Agreement and, as a condition precedent to the effectiveness of this Agreement, Borrower is depositing Fifty Thousand and No/100 Dollars ($50,000.00) in the Interest and Tax Reserve Account. Borrower will use such funds solely to pay the real estate taxes, assessments and charges against the Property as said taxes come due. Borrower will submit to Lender an invoice evidencing the amount of any payment for real estate taxes, assessments or charges due with respect to the Property and the purpose of such payment not less than ten (10) business days prior to date such real estate taxes, assessments or charges are due. Upon Lender’s written consent, Borrower may withdraw funds from the Interest and Tax Reserve Account to be used solely for payment of such taxes, assessments, charges, or, in its sole discretion, Lender may use funds from the Interest and Tax Reserve Account to pay the applicable taxing authority directly. Borrower will pay prior to any delinquency date thereof all real estate taxes, assessments and charges against the Property regardless of the timing or amount of funds in the Interest and Tax Reserve Account, and it is understood and agreed that Borrower shall be obligated to pay, from its own funds, all real estate taxes, assessments and charges against the Property in the event that the assessed amounts of such taxes or charges exceed the amount available in the Interest and Tax Reserve Account. All interest earned on the funds deposited in the Interest and Tax Reserve Account shall become part of Borrower’s deposit. Borrower agrees that it shall include all interest and earnings on any such deposit as its income (and, if Borrower is a partnership or other pass-through entity, the income of its partners, members or beneficiaries, as the case may be), and shall be the owner of all funds on deposit in the Interest and Tax Reserve Account for federal and applicable state and local tax purposes. Lender shall have the exclusive right to manage and control all funds in the Interest and Tax Reserve Account, and Borrower shall not have any right to withdraw funds from the Interest and Tax Reserve Account without Lender’s consent, which may be withheld in Lender’s sole and complete discretion. Lender shall have no fiduciary duty with respect to such funds and will not be liable to Borrower for any expense, claim, loss, damage or cost (“Damages”) arising out of or relating to its holding of any funds held in the Interest and Tax Reserve Account other than those Damages which result directly from its Lender’s gross negligence or willful misconduct. Any account fees and charges may be deducted from the balance, if any, in the Interest and Tax Reserve Account. Borrower has previously granted, and does hereby grant, to Lender a security interest in the Interest and Tax Reserve Account and all such funds deposited at any time into such deposit account, and any proceeds thereof, as security for the Obligations (as defined in the Security Deed). Such security interest shall be governed by the Uniform Commercial Code of the State of Georgia, and Lender shall have available to it all of the rights and remedies available to a secured party thereunder. The Interest and Tax Reserve Account may be established and held in such name or names as Lender shall deem appropriate, including in the name of Lender. Borrower hereby constitutes and appoints Lender and any officer or agent of Lender its true and lawful attorneys-in-fact with full power of substitution to open the Interest and Tax Reserve Account and to do any and every act that Borrower might do on its own behalf to fulfill the terms of this Section 9. Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. It is understood and agreed that this power of attorney, which shall be deemed to be a power coupled with an interest, cannot be revoked.
10. Acknowledgement and Representations. To induce Lender to execute, deliver and perform this Agreement, Borrower and Guarantor acknowledge, represent and warrant to Lender (a) that the Note and other Loan Documents, as amended hereby, are in full force and effect and constitute valid and enforceable obligations of Borrower and Guarantor, as of this date, free from any defenses, set-off, claims, counterclaims or causes of action of any kind or nature whatsoever by Borrower against Lender or any of Lender’s directors, officers, employees, agents or attorneys; (b) that, after giving effect to this modification, no Default (as defined in the Security Deed) or event that with the passage of time or giving of notice would constitute a Default under the Loan Documents has occurred; (c) that all representations and warranties contained in the Loan Documents are true and correct in all material respects as of this date, all necessary action to authorize the execution and delivery of this Agreement and the other documents executed in connection with the modification of the Loan (collectively, the “Loan Modification Documents”) have been taken, and this Agreement is a modification of an existing obligation and is not a novation; (d) that this Agreement is not being made or entered into with the actual intent to hinder, delay or defraud any entity or person, and after giving effect to the indebtedness and obligations, direct and contingent, represented by the Loan Documents, as amended by this Agreement and the other Loan Modification Documents, and the consummation of the transactions contemplated thereby and hereby, and Borrower and Guarantor are able to, and anticipate that they will be able to, meet their debts as they mature and have adequate capital to conduct the business in which they are or propose to be engaged; (e) that the financial statements of Borrower and Guarantor delivered to Lender in connection herewith are true, correct and complete in all material respects, have been prepared in accordance with sound accounting principles consistently applied, fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof, and to the best of Borrower’s and Guarantor’s knowledge, there has been no material change of Borrower’s or Guarantor’s financial condition from the financial condition of Borrower or Guarantor (as the case may be) indicated in such financial statements; (f) no action or proceeding, including, without limitation, a voluntary or involuntary petition in bankruptcy under any chapter of the Federal Bankruptcy Code or an attempt to take advantage of any other debtor relief law, has been instituted or threatened by or against Borrower or Guarantor; (g) the execution, delivery and performance by Borrower and Guarantor of their obligations under this Agreement and the other Loan Modification Documents will not violate or result in a breach or constitute a default under any agreements to which Borrower or Guarantor is a party, under any organizational or governing documents, or under any law, regulation or order or decree of any court or other governmental instrumentality; (h) the Note, as amended by this Agreement, is not subject to any credits, charges, claims or rights of offset or deduction of any kind or character whatsoever; and (i) this Agreement and the other Loan Modification Documents constitute the legal, valid and binding obligations of Borrower and Guarantor enforceable in accordance with their terms, free from any defenses and claims of offset.
11. Ratification by Borrower. Borrower ratifies and affirms all of its obligations under the Note, the Security Deed, the Property Rights Assignment and the other Loan Documents, as modified and amended by this Agreement and the other Loan Modification Documents.
12. Ratification and Consent by Guarantor. Guarantor hereby (i) ratifies and affirms all its obligations under the Guaranty; (ii) acknowledges, represents and warrants that its Guaranty constitutes the valid and enforceable obligation of Guarantor, as of this date, free from any defenses and claims of offset; and (iii) consents to the execution by Borrower of the modification and amendment of the Note, Security Deed, the Property Rights Assignment and Loan Documents as set forth herein.
13. Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.
14. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the modification and amendment of the Note, Security Deed and Loan Documents and supersedes all prior agreements, understandings or negotiations with respect thereto.
15. Georgia Law; Time. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Georgia. Time is of the essence of this Agreement.

16. No Novation. Borrower, Lender and Guarantor hereby agree that this Agreement is not, and shall not be construed as, a novation of the Note or Security Deed, or the other Loan Documents.
17. No Setoffs or Defenses; Release.
(a) Borrower and Guarantor, for themselves and their respective partners, shareholders, officers, members, directors, and for their respective heirs, personal representatives, successors and assigns (collectively, the “Releasors”), acknowledge, agree and represent to Lender that none of them has any setoff, defense, claim or counterclaim under or with respect to the Loan Documents.
(b) Borrower and Guarantor, for themselves and the other Releasors, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are herby acknowledged, hereby fully release and discharge Lender, its affiliates, subsidiaries and parent corporations, the respective partners, officers, directors, shareholders, agents and employees of each of the foregoing, and their successors and assigns (collectively, the “Released Parties”), of and from any and all claims, counterclaims, defenses, setoffs, demands, actions, causes of action and damages that Borrower, Guarantor or any other Releasor may have had, may now have or may hereafter have against any one or more of the Released Parties arising under, by reason of, or in connection with any conduct, course of dealing, statement, act or omission on the part of any of the Released Parties that arose, occurred or accrued at any time prior to and through the time of delivery of this Agreement, including without limitation any such conduct, course of dealing, statement, act or omission related to (i) any of the Loan Documents, (ii) any of the indebtedness or obligations evidenced or secured thereby, or (iii) the administration or funding of the indebtedness or obligations evidenced or secured by the Note or other Loan Documents.
18. Renewal and Extension; Intangible Recording Tax. This Agreement, which is entered into at the indulgence of Lender, amends, renews and extends the Note, which is a note evidencing short-term indebtedness, and the Security Deed, which secures the Note. The Note originally evidenced short-term indebtedness, so no intangible recording tax was due or paid when the Security Deed was recorded. The Note and the Security Deed have been previously amended, renewed and extended by written agreement at the indulgence of Lender, and in connection with each such agreement all principal of the Note as amended, renewed and extended by such agreement has been due within three (3) years from the date of such agreement. Accordingly, no intangible recording tax has been due or paid in connection with any such agreement. All principal of the Note as amended, renewed and extended by this Agreement is due within three years from the date of this Agreement. For the foregoing reasons, no intangible recording tax is due in connection with the recording of this Agreement. See O.C.G.A. § 48-6-65(a) and Intangible Recording Tax Rules/Regulations 560-11-8-.03(4), 560-11-8-.03(4)(b), 560-11-8-.03(4)(c) and 560-11-8-.04.

19. Miscellaneous. Time is of the essence of this Agreement and all of the terms and provisions hereof. This Agreement shall be construed in accordance with and governed by the laws of the applicable state as originally provided in the Loan Documents, without reference to that state’s conflicts of law principles. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Agreement and the other Loan Documents constitute the sole agreement of the parties with respect to the subject matter thereof and supersede all oral negotiations and prior writings with respect to the subject matter thereof. No amendment of this Agreement, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto. The illegality, unenforceability or inconsistency of any provision of this Agreement shall not in any way affect or impair the legality, enforceability or consistency of the remaining provisions of this Agreement or the other Loan Documents, as amended hereby. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed an original, but all such counterparts shall together constitute one and the same agreement. LIMITATION ON LIABILITY; WAIVER OF PUNITIVE DAMAGES. EACH OF THE PARTIES HERETO, INCLUDING LENDER BY ACCEPTANCE HEREOF, AGREES THAT IN ANY JUDICIAL, MEDIATION OR ARBITRATION PROCEEDING OR ANY CLAIM OR CONTROVERSY BETWEEN OR AMONG THEM THAT MAY ARISE OUT OF OR BE IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE LOAN MODIFICATION DOCUMENTS, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN OR AMONG THEM OR THE OBLIGATIONS EVIDENCED HEREBY OR RELATED HERETO, IN NO EVENT SHALL ANY PARTY HAVE A REMEDY OF, OR BE LIABLE TO THE OTHER FOR, (1) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR (2) PUNITIVE OR EXEMPLARY DAMAGES. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY SUCH PROCEEDING, CLAIM OR CONTROVERSY, WHETHER THE SAME IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIALLY OR OTHERWISE. FINAL AGREEMENT. This Agreement and the other Loan Documents, as amended hereby, represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF BORROWER BY EXECUTION HEREOF AND LENDER BY ACCEPTANCE HEREOF, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE LOAN DOCUMENTS OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO ENTER INTO THIS AGREEMENT. EACH OF THE PARTIES AGREES THAT THE TERMS HEREOF SHALL SUPERSEDE AND REPLACE ANY PRIOR AGREEMENT RELATED TO ARBITRATION OF DISPUTES BETWEEN THE PARTIES CONTAINED IN ANY LOAN DOCUMENT OR ANY OTHER DOCUMENT OR AGREEMENT HERETOFORE EXECUTED IN CONNECTION WITH, RELATED TO OR BEING REPLACED, SUPPLEMENTED, EXTENDED OR MODIFIED BY, THIS AGREEMENT.
[Signatures commence on following page]

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed under seal as of the date first above written.

Signed, sealed and delivered	“BORROWER”
in the presence of:

ROBERTS PROPERTIES RESIDENTIAL,
/s/ Anthony Shurtz	L.P., a Georgia limited partnership

Witness
	By:	Roberts Realty Investors, Inc., a
Georgia corporation, its general partner

/s/ Elizabeth Connolly		By:	/s/ Charles S. Roberts

Notary Public			Name: Charles S. Roberts
Title: President and CEO
My commission expires:

(NOTARIAL SEAL)
[Signatures continued on following page]

Signed, sealed and delivered	“GUARANTOR”
in the presence of:

ROBERTS REALTY INVESTORS, INC., a
Georgia corporation

/s/ Anthony Shurtz Witness	By:	/s/ Charles S. Roberts Name: Charles S. Roberts
Title: President and CEO
/s/ Elizabeth Connolly Notary Public

My commission expires:		(CORPORATE SEAL)

(NOTARIAL SEAL)
[Signatures continued on following page]

Signed, sealed and delivered	“LENDER”
in the presence of:
WELLS FARGO BANK, N.A., a national
/s/ Sarah Thornton	banking association, successor by merger

Witness	to Wachovia Bank, National Association

/s/ Valeri McLaughlin Notary Public	By:	/s/ Marie F. Thomas Marie F. Thomas
Vice President

My commission expires:		(BANK SEAL)

(NOTARIAL SEAL)